UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 10, 2015

Impax Laboratories, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34263	65-0403311
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30831 Huntwood Avenue, Hayward, CA	94544
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(510) 240-6000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On February 10, 2015, Impax Laboratories, Inc. (the “Company”) received three Civil Investigative Demands (“CIDs”) from the Office of the Attorney General of the State of Alaska (“Alaska AG”) concerning its investigations into the drugs Adderall XR®, Effexor XR® and Opana® ER (each a “Product” and collectively, the “Products”) and their generic equivalents. According to the Alaska AG, the investigation is to determine whether the Company may have violated Alaskan state law by entering into settlement agreements with the respective brand name manufacturer for each of the foregoing Products that delayed generic entry of such Product into the marketplace. The Company intends to cooperate with the Alaska AG in producing documents and information in response to the CIDs. To the knowledge of the Company, no proceedings have been initiated against the Company at this time, however no assurance can be given as to the timing or outcome of this investigation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 12, 2015	IMPAX LABORATORIES, INC.

	By:	/s/ Bryan M. Reasons
		Name:	Bryan M. Reasons
		Title:	Senior Vice President, Finance, and Chief Financial Officer